EXHIBIT 10.41


                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and between DBS Industries, Inc., a Delaware corporation (the "Company") and Gregory T. Leger ("Employee"), collectively the "parties," as of March __, 1998.


                                   WITNESSETH

        WHEREAS, the Company has an ownership interest in E-Sat, Inc., a Delaware corporation ("E- Sat") which is an applicant with the Federal Communications Commission ("FCC") for a license to operate a low earth orbiting ("LEO") satellite system; and

        WHEREAS, the Company wishes to employ Employee as Executive Vice President Engineering ("EVP Engineering") and for other projects related to the LEO license.

        NOW, THEREFORE, in consideration of the mutual promises and conditions set forth in this Agreement, the parties mutually agree as follows:


                                    ARTICLE I
                        EMPLOYMENT AND TERM OF EMPLOYMENT

        1.1. Employment and Term. The Company hereby agrees to employ Employee to render full-time services to the Company on an exclusive basis, upon the terms and conditions set forth below and commencing three weeks (21 calendar days) following the date of this Agreement until the employment relationship is terminated in accordance with the provisions of this Agreement. This Agreement is for a term of three (3) years (the "Term" or "Stated Term") effective as of the date of this Agreement, unless terminated earlier as provided for herein (the "Employment Term").

        1.2. Acceptance. Employee hereby accepts employment with the Company and agrees to devote his full-time attention and best efforts exclusively to rendering the services described below. It is acknowledged and agreed that Employee will require three weeks (21 calendar days) before reporting full-time, pursuant to the terms of this Agreement. The Employee shall accept and follow the direction and authority of the President of the Company (the "President") in the performance of his duties, and shall comply with all existing and future regulations applicable to employees of the Company and to the Company's business.

        1.3. Assignment of Agreement. The parties hereby agree that, upon the Company's formation of its subsidiary NewStar, a Bermuda corporation or such other subsidiary formed by the Company (collectively, referred to herein as "NewStar"), and Employee's receipt of a written notice from the Company indicating that the Company and NewStar have approved the Assignment (as defined below), the rights, duties and obligations of the Company hereunder shall be transferred to NewStar and Employee shall become an employee of Newstar under the same terms and subject to the same conditions of this Agreement (the "Assignment"). Any Assignment, pursuant to this Section 1.3, shall not require the prior written consent of the parties and shall be exempt from the provisions of Section 6.2 hereof. Upon Assignment, Employee shall cease to be an employee of DBS Industries, Inc. ("DBSI") and all references to the "Company," contained herein, shall refer to NewStar.

        Notwithstanding the foregoing, any Assignment shall not be deemed an assignment of Section 3.4 and 3.8 hereof. Upon Assignment, Employee shall continue to hold all outstanding unexercised options to purchase shares of DBSI Common Stock, pursuant to Section 3.4 and the form of Stock Option Agreement attached hereto as Exhibit A, and DBSI shall continue to indemnify Employee, pursuant to Section 3.8 and the form of Indemnification Agreement attached hereto as Exhibit C.


                                   ARTICLE II
                               DUTIES OF EMPLOYEE

        2.1. General Duties. Employee shall serve as EVP Engineering in connection with projects related to E-Sat and the LEO license. In his capacity as EVP Engineering, Employee shall do and perform all services, acts or other things necessary or advisable to manage and conduct the business of the Company, including, but not limited to, the supervision, direction and control of the business and other employees of the Company, subject to the policies and direction of the Board of Directors (the "Board") and President. Employee shall have all powers, duties and responsibilities necessary to carry out his duties, and such other powers and duties as the Board and President may prescribe.

        Employee may also be appointed, at the sole election of the Company, as a member of the Board of Directors of NewStar. Any duties of Employee as a Director of NewStar shall be in addition to Employee's other general duties described herein.

        2.2. Exclusive Services. It is understood and agreed that Employee may not engage in any other business activity during the term of his employment hereunder, whether or not for profit or other remuneration, without the prior written consent of the Company. Further, Employee shall not knowingly directly or indirectly acquire any stock or interest in any corporation, partnership or other business entity that competes, directly or indirectly, with the business of the Company.

        2.3. Reporting Obligations. In connection with the performance of his duties hereunder, unless otherwise instructed by the Company's Board, the Employee shall report directly to the President of the Company.

        2.4. Location. It is agreed and understood, as EVP Engineering on the E-Sat Project, Employee may be required to perform his services in various locations for extended periods of time, as determined by the Company. Such locations for performance may include, but are not limited to, France, Washington D.C. and California. All reasonable costs and other expenses reasonably related to the travel, temporary living, foreign language training and housing differential for Employee and his family incurred in connection with such services shall be paid for or reimbursed by the Company. If Employee has relocated at the request of the Company, pursuant to Section 3.10 hereof, upon completion of the Stated Term or of the Employment Term, the Company will pay all reasonable expenses for the subsequent relocation of

Employee and his family, equivalent to the amount of expenses for relocation to Nova Scotia, Canada, unless otherwise mutually agreed to in writing.


                                   ARTICLE III
                      COMPENSATION AND BENEFITS OF EMPLOYEE

        All references to dollars herein will refer to United States dollars.

        3.1. Annual Base Salary. The Company shall pay Employee a salary for the services to be rendered by him during the term of this Agreement at the rate of one hundred twenty thousand dollars ($120,000) annually, at the rate of ten thousand dollars ($10,000) per calendar month, subject to increases, if any, as the Compensation Committee of the Board may determine in its sole discretion after annual review of the Employee's performance of his duties hereunder. Such base salary shall be payable in periodic installments in accordance with the terms of the Company's regular payroll practices in effect from time to time during the term of this Agreement, but in no event less frequently than once each month. In the event that the base salary is not paid in any calendar month, within five (5) days thereafter, this Agreement shall be deemed cancelled and Employee terminated, without cause, pursuant to Section 4.4 hereof.

        3.2. Bonuses. In addition to the base salary and other benefits provided to Employee hereunder, Employee is eligible to receive bonuses based on Company performance and Employee's attainment of objectives established by the Compensation Committee of the Board annually. The Employee's total annual compensation (exclusive of any stock options issued pursuant to Section 3.4) shall not exceed three hundred percent (300%) of his annual base salary in any given fiscal year.

        3.3. Initial Bonuses. Employee shall receive a bonus of twenty thousand dollars ($20,000) to be paid in cash within five (5) business days following the execution of this Agreement (the "Signing Bonus"). Thereafter, if Employee is not subject to Early Termination as provided in Section 4.2 hereof, Employee shall receive an additional bonus of twenty thousand dollars ($20,000) to be paid in cash on or before March 1, 1999 (the "Additional Bonus"). The Signing Bonus and Additional Bonus are not to be repaid by Employee, but shall be deemed as an advance against any other performance bonuses earned pursuant to Section
3.2 above.

        3.4. Stock Options. Employee shall be granted stock options to purchase an aggregate of 125,000 shares of the Company's Common Stock, par value $.0004 (the "DBSI Shares") at an exercise price of $0.53 per share. Stock options in the amount of 35,000 DBSI Shares shall immediately vest upon execution of this Agreement, and the remaining 90,000 DBSI Shares shall vest as follows:

               Number of Vested Shares  Vesting Date

                        10,000                        4/01/98
                        10,000                        5/01/98
                        10,000                        6/01/98
                        30,000                        3/01/99
                        30,000                        3/01/2000

        The DBSI Shares to be delivered to Employee will be subject to (a) the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A, and (b) Employee's execution of the Stock Option Agreement and all other documents customarily required by the Company to effect the grant of stock options.

        3.5. Expenses. The Company shall pay or reimburse Employee for all reasonable, ordinary and necessary business expenses actually incurred or paid by Employee in the performance of Employee's services under this Agreement including, but not limited to, credit card charges, phone card charges, personal computer expenses, and printer and fax machine expenses, in accordance with the expense reimbursement policies of the Company in effect from time to time during the Employment Term, upon presentation of proper expense statements or vouchers or such other written supporting documents as the Company may reasonably require.

        3.6. Vacation. Employee shall be entitled to six (6) weeks paid vacation for each calendar year (prorated for any portion of a year, as applicable), such vacation to accrue at the rate of twenty (20) hours per month. Notwithstanding anything to the contrary in this Agreement, vacation time shall cease to accrue beyond eight (8) weeks at any given time during the Employment Term. In addition to paid vacation, the Employee is entitled to ten (10) statutory holidays per calendar year.

        3.7. General Employment Benefits. Except where expressly provided for herein, Employee shall be entitled to participate in, and to receive the benefits under, any pension, health, life, accident and disability insurance plans or programs and any other employee benefit or fringe benefit plans that the Company makes available to its general employees, as the same may be in effect from time to time during the Employment Term. The employment benefits or fringe benefits to be provided hereby are described in the document(s) attached hereto as Exhibit B.

        3.8. Indemnification. The Company shall indemnify and hold Employee harmless for any actions taken or decisions made by him in good faith while performing services in his capacity as EVP Engineering for the Company during the Employment Term. The Company agrees to indemnify and hold Employee harmless to the extent provided in an indemnification agreement in the form attached hereto as Exhibit C.

        3.9. Annual Physical. Employee shall have the right to an annual physical at the expense of the Company.

        3.10. Relocation Expenses. Should the Employee be relocated at the direction of the Company, the Company shall pay or reimburse Employee for all reasonable relocation expenses.

        3.11. Attorney Review Expenses. The Company shall reimburse Employee for all reasonable, ordinary and necessary legal expenses incurred or paid by Employee in an amount not to exceed $2,500, or such other amount as mutually agreed to by the parties in writing, in connection with Employee's legal representation for purposes of entering this Agreement, by counsel to be selected and retained by Employee.

                                   ARTICLE IV
                            TERMINATION OF EMPLOYMENT

        4.1. Termination. This Agreement may be terminated earlier as provided for in this Article IV, or extended by further written agreement of the parties.

        4.2. Early Termination. This Agreement and Employee's employment with the Company may be terminated early ("Early Termination"), at the sole election of the Company, at any time, for any reason and with or without cause on or before June 1, 1998, or such other date mutually agreed to in writing (the "Compensation Date").

        If Employee's Early Termination is prior to the Compensation Date, Employee shall continue to receive his monthly salary of $10,000, or such pro-rata portion thereof, from the date of Early Termination through the Compensation Date. In addition, Employee's stock options for DBSI Shares, as provided in Section 3.4 above, shall continue to vest through the Compensation Date.

        Other than as provided in this Section 4.2, upon Early Termination, Employee shall not be entitled to the Additional Bonus or any severance or related benefits, as otherwise provided for in this Agreement, and all options which have not vested by the Compensation Date shall be cancelled.

        4.3. Termination For Cause. The Company reserves the right to terminate this Agreement for cause upon: (a) Employee's willful and continued failure to substantially perform his duties with the Company (other than such failure resulting from his incapacity due to physical or mental illness) after there is delivered to Employee by the Board, acting reasonably and in good faith, a written demand for substantial performance which sets forth in detail the specific respects in which the Board believes Employee has not performed his duties, and giving Employee not less than thirty (30) days to correct the deficiencies specified in the written notice; or (b) Employee's willful engagement in gross misconduct as determined by the Board which is materially and demonstrably injurious to the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire Board members at a meeting called and held for that purpose.

        Upon termination for cause, Employee shall not be entitled to any severance or other related benefits provided for herein and all options which have not vested shall be cancelled.

        4.4. Termination Without Cause. Notwithstanding anything to the contrary in this Agreement, the Company reserves the right to terminate this Agreement at any time without cause subject to the express terms and provisions below.

        If  Employee  is  terminated  without  cause,  other than as provided in
Section 4.2 above, each month for a period of twelve (12) months following termination, the Employee shall be paid an amount equal to his then monthly base salary so long as Employee does not compete with the Company (in the manner described below) and complies with the provisions of Article V. Payments shall be made in accordance with Section 3.1. This arrangement shall continue for a period of twelve (12) months beginning the month following the month in which termination occurred.

        It is expressly intended by the parties that if the "does not compete" provision of this Section 4.4 is found to be unenforceable, the Company's obligation to pay Employee's remaining salary is conditioned upon compliance with the provisions of Article V hereof.

        For the purposes of this Agreement, the phrase "compete with the Company," or the substantial equivalent thereof, means that Employee, either alone or as a partner, member, director, employee, shareholder or agent of any other business, or in any other individual or representative capacity, directly or indirectly owns, manages, operates, controls or participates in the ownership, management, operation or control of, or works for or provides consulting services to, or permits the use of his name by, or lends money to, any business or activity which is or which becomes, at the time of the acts or conduct in question, directly or indirectly competitive with the business of the Company.

        4.5. Voluntary Termination by Employee. Notwithstanding anything to the contrary in this Agreement, Employee may terminate this Agreement at any time upon sixty (60) days written notice to the Company.

        If Employee voluntarily terminates employment, Employee shall not be entitled to any severance or other related benefits provided for herein and all options which have not vested shall be cancelled.

        4.6. Disability. If Employee becomes permanently and totally disabled, this Agreement shall be terminated. Employee shall be deemed permanently and totally disabled if he is unable to engage in the activities required by this Agreement by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six (6) months. Upon termination due to disability, any further compensation and effect on any unvested options will be treated as terminated without cause pursuant to Section 4.4.

        4.7. Death. If Employee dies during the Term of this Agreement, this Agreement shall be terminated on the last day of the calendar month of his death subject to the express terms and provisions below.

        Upon death, all unvested options shall be vested as of the date of death and may be exercised by the designated beneficiary, as provided in Section 6.8 below, the estate or Employee's personal representative in whole or in part at any time within ten (10) years after the date of death or such lesser period specified in the option agreement (in no event after the expiration date of the option).

        4.8. Life Insurance. The Company shall provide Employee with life insurance, at Company's expense, in an amount equal to two times the Employee's annual salary.

        4.9. Effect of Termination. Except as expressly provided for in this Agreement, the termination of employment shall not excuse any obligation that accrued prior to termination, nor shall termination excuse the performance of any obligation which is required or to be performed after termination. Any such obligation shall survive the termination of employment and this Agreement.

                                    ARTICLE V
                    COVENANTS AND REPRESENTATIONS OF EMPLOYEE

        5.1. Unfair Competition. Employee acknowledges that he will have access at the highest level to, and the opportunity to acquire knowledge of, the Company's customer lists, customer needs, business plans, trade secrets and other confidential and proprietary information from which the Company may derive economic or competitive advantage, and that he is entering into the covenants and representations in this Article V in order to preserve the goodwill and going concern value of the Company, and to induce the Company to enter into this Agreement. Employee agrees not to engage in any unfair competition with Employer.

        5.2. Confidential Information. During the Employment Term and at all times thereafter, the Employee agrees to keep secret and to retain in the strictest confidence all confidential matters which relate to the Company or its "affiliates" (as that term is defined in the Exchange Act), including, without limitation, customer lists, client lists, trade secrets, pricing lists, business plans, financial projections and reports, business strategies, internal operating procedures and other confidential business information from which the Company derives an economic or competitive advantage, or from which the Company might derive such advantage in its business, whether or not labeled "secret" or "confidential," and not to disclose any such information to anyone outside of the Company, whether during or after the Employment Term, except as required in connection with performing the services to the Company.

        Notwithstanding   the  foregoing  or  as  otherwise   provided  in  this
Agreement, nothing contained in this Section 5.2 is intended to prohibit Employee from competing with the Company upon completion of the Stated Term or Employment Term so long as all confidential information is protected to the extent and in the manner described above.

        The parties acknowledge and agree that Employee's previous knowledge, as acquired prior to entering this Agreement through his education and work experience, shall not be deemed "confidential information" for purposes of this
Section 5.2 regardless of any application of such knowledge while performing his duties hereunder.

     5.3. Return of Property. Upon termination of employment, and at the request of the Company otherwise, the Employee agrees to promptly deliver to the Company all Company or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (including extracts and copies thereof) relating to the Company or its affiliates, and all other property of the Company.

        5.4. Inventions. All processes, inventions, patents, copyrights, trademarks and other intangible rights that may be conceived or developed by the Employee, either alone or with others, during the Employment Term, whether or not conceived or developed during Employee's working hours, and with respect to which the equipment, supplies, facilities or trade secret information of the Company was used, or that relate at the time of conception or reduction to practice of the invention to the business of the Company or to the Company's actual or demonstrably anticipated research or development, or that result from any work performed by Employee for the Company, shall be the sole property of the Employer. Employee shall disclose to the Company all inventions or ideas conceived during the Employment Term, whether or not the property of Employer under the terms of this provision, provided that such disclosure shall be received by the Company in confidence. Employee shall execute all documents, including patent applications and assignments, required by the Company to establish the Company's rights under this provision.

        5.5. Representations. The Employee represents and warrants to the Company that he has full power to enter into this Agreement and perform his duties hereunder, and that his execution and delivery of this Agreement and the performance of his duties shall not result in a breach of, or constitute a default under, any agreement or understanding, whether oral or written, including, without limitation, any restrictive covenant or confidentiality agreement, to which he is a party or by which he may be bound.

        The parties acknowledge and agree that, consistent with his prior employment agreement, Employee will maintain all confidentiality in connection with his prior employer's affairs for a period of three months following execution of this Agreement. It is further agreed that in maintaining such confidentiality Employee shall not be deemed in breach of this Agreement.


                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

        6.1. Notices. All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; provided, however, that notices of change of address or telex or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein.

        To the Employee:

                      Gregory T. Leger
                      20 Forest Road
                      Dartmouth, N.S. Canada, B3A 2M3

        With a Copy to:

                      Terry Dale Kelly, Esq.
                      Conrad & Kelly
                      P.O. Box 310
                      1354 Rocky Lake Drive
                      Waverly, N.S. Canada, BON 250

        To the Company:

                      DBS Industries, Inc.
                      100 Shoreline Highway, Suite 190A
                      Mill Valley, CA  94941

        With a copy to:

                      Scott E. Bartel, Esq.
                      Bartel Eng Linn & Schroder
                      300 Capitol Mall, Suite 1100
                      Sacramento, CA 95814

        6.2. No Assignment. Except as provided in Section 1.3 hereof, this Agreement, and the rights and obligations of the parties, may not be assigned by either party without the prior written consent of the other party.

        6.3. Applicable Law. This Agreement and the relationships of the parties in connection with the subject matter of this Agreement shall be governed by, and construed under, the laws of the State of California.

        6.4. Entire Agreement. This Agreement and the Exhibits to this Agreement supersede any and all other agreements or understandings of the parties, either oral or written, with respect to the employment of Employee by the Company, and contains the complete and final agreement and understanding of the parties with respect thereto. Employee acknowledges that no representation, inducements, promises or agreements, oral or otherwise, have been made by the Company or any of its officers, directors, employees or agents, which are not expressed herein, and that no other agreement shall be valid or binding on the Company.

        6.5. Withholding Taxes. All amounts payable under this Agreement, whether such payment is to be made in cash or other property, including, without limitation, stock of the Company, shall be subject to withholding for Federal, state and local income taxes, employment and payroll taxes, and any other legally required withholding taxes and contributions, including any Canadian withholding obligations, to the extent appropriate in the determination of the Company, and the Employee agrees to report all such amounts as ordinary income on his personal income tax returns and for all other purposes, as called for.

        At the election of Employee, Employee shall have the right to sell to the Company any vested stock options (at the then fair market value of the common stock less the exercise price) in order to meet any withholding requirements.

        6.6.  Severability.  If any  provision  of this  Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remaining provisions and terms of this Agreement shall not be affected by such judgment, and this Agreement shall be carried out as nearly as possible according to its original terms and intent and, to the full extent permitted by law, any provision or restrictions found to be invalid shall be amended with such modifications as may be necessary to cure such invalidity, and such restrictions shall apply as so modified, or if such provisions cannot be amended, they shall be deemed severable from the remaining provisions and the remaining provisions shall be fully enforceable in accordance with law.

        6.7. Effect of Waiver. The failure of either party to insist on strict compliance with any provision of this Agreement by the other party shall not be deemed a waiver of such provision, or a relinquishment of any right thereunder, or to affect either the validity of this Agreement, and shall not prevent enforcement of such provision, or any similar provision, at any time.

        6.8. Designation of Beneficiary. If the Employee shall die before receipt of all payments and benefits to which he is entitled under this Agreement, payment of such amounts or benefits in the manner provided herein shall be made to such beneficiary as Employee shall have designated in writing filed with the Secretary of the Company or, in the absence of such designation, to his estate or personal representative.

        The initial beneficiary shall be:

               Kilby Jane McRae
               20 Forest Road
               Dartmouth, NS, Canada, B3A 2M3

        6.9. Arbitration. Any controversy between Employer and Employee involving the construction or application of any of the terms, provisions, or conditions of this Agreement shall be submitted to arbitration. Arbitration shall comply with and be governed by the provisions of the American Arbitration Association.

        6.10. Attorney's Fees. In the event of any litigation arising out of this Agreement, or the parties' performance as outlined herein, the prevailing party shall be entitled to an award of costs, including an award of reasonable attorney's fees.

        6.11. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), each of which when taken together shall constitute one and the same instrument.


        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.




EMPLOYER:                           DBS INDUSTRIES, INC.


                               By:
                                    Fred W. Thompson, President




EMPLOYEE:
                                    Gregory T. Leger